Exhibit (24)(vii)

POWER OF ATTORNEY

FORETHOUGHT LIFE INSURANCE COMPANY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel Ramos, Sarah M. Patterson, Erin Schwerzmann, and Elizabeth Constant, and each of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement for the registered indexed linked annuity contracts to be issued by Forethought Life Insurance Company and all post-effective amendments thereto, including all amendments and registration statements filed pursuant to Rule 462(b) and otherwise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney for the purpose herein set forth.

Signature	Title	Date
/s/ Eric Todd	Director and Managing Director	April 4, 2022
Eric Todd